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Exhibit 10.16

PURCHASE AND SALE AGREEMENT

        THIS AGREEMENT is made and entered into on the 25th day of June, 2002, by and between DRILLING STRUCTURES INTERNATIONAL, INC., 18874 Hardy Road, Houston, Texas 77073-3504 (the "Seller"), and PIONEER DRILLING SERVICES., LTD., 9310 Broadway, Building 1, San Antonio, Texas 78217, (the "Purchaser").

RECITALS:

        The Seller owns and is desirous of selling a certain drilling rig and related equipment being generally described as an Oilwell 840E 1500 HP Diesel Electric Rig, known as Pioneer Rig 26 ("the Rig"), together with all related equipment and modifications thereto, as more fully described in the quotation number 020565 from Seller to Purchaser dated May 4, 2002, ("the Quotation") described in Exhibit "A" attached hereto and incorporated herein for all purposes;

        The Purchaser desires to purchase the Rig;

        NOW, THEREFORE, for and in consideration of the premises, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties do hereby agree as follows:

        1. Sale. Subject to the assembly, rig up, testing of the Rig, and rig down, by Seller in accordance with the Quotation ("the Work"), and Purchaser's acceptance of the Rig by execution and delivery of a Rig Acceptance Certificate as defined herein, and subject to the terms and conditions set forth herein, the Seller hereby agrees to sell, assign and convey to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, all of the items of personal property and the drilling rig components, together with all modifications and substitutions thereto, as more fully described in Exhibit "A".

        2. Purchase Price and Payment Schedule. The total purchase price for the Rig, shall be Five Million One Hundred Thousand and no/100 Dollars ($5,100,000.00) (the "Purchase Price"), together with any applicable state or local taxes, if any, to be paid as follows:

  a.
  upon execution of this Agreement, a payment in an amount which is equal to ten percent (10%) of the Purchase Price, equal to $510,000.00 ("the First Payment") will be made by Purchaser to Seller via wire transfer to Seller's designated bank account, receipt of which for purposes of this Agreement shall occur when the wire transfer is confirmed as received by Seller's bank, which will constitute payment for the Mast as further set forth in Section 3 below; and

  b.
  on the date forty-five (45) days from the date of execution of this Agreement, a second payment of ten percent (10%) of the Purchase Price, equal to $510,000.00 ("the Second Payment") will be paid by Purchaser to Seller via wire transfer to Seller's designated bank account, which will constitute payment for the Substructure as further set forth in Section 3 below; and

  c.
  the balance of the Purchase Price, together with any and all applicable state or local taxes, if any, due on the Purchase Price, will be paid by Purchaser to Seller via wire transfer to Seller's designated bank account upon Delivery and Acceptance of the Rig as hereinafter defined, and such approval and payment shall not be unreasonably withheld by the Purchaser.

        3. Title Transfer of Mast and Substructure. Upon payment by Purchaser of the First Payment title to the Mast (as described in Section A of the Quotation) shall be deemed to pass to Purchaser free and clear of all liens, debts, and encumbrances whatsoever. However, risk of loss of the Mast will not pass to the Purchaser until delivery of the Rig. Upon payment by Purchaser of the Second Payment title to the Substructure (as described in Section B of the Quotation) shall be deemed to pass to Purchaser free and clear of all liens, debts, and encumbrances whatsoever. However, risk of loss of the Substructure will not pass to the Purchaser until delivery of the Rig. Contemporaneously with the payment of the First Payment and again contemporaneously with the payment of the Second Payment, Seller will provide Purchaser with bills of sale in the forms attached hereto as Exhibit "B" and Exhibit "C", and any release documents, including UCC-3 termination statements that Purchaser may request, which shall provide to Purchaser that all liens and encumbrances affecting the Mast and Substructure, respectively, have been properly released. At any time after title has transferred to Purchaser as a result of this Section 3, upon notification by Purchaser, Seller shall make the Mast and/or the Substructure available for removal from Seller's yard rig up yard, and Seller shall take any and all actions to assist Purchaser in obtaining possession of such Mast and/or Substructure. At such time that title to the Mast and the Substructure are passed from the Seller to the Purchaser, Seller shall name the Purchaser as an additional insured on its general liability policies and a named insured its casualty insurance policies (to the extent of the Purchaser's interest). Prior to, and as a condition precedent to the Purchaser's obligation to make the First and Second Payment, the Seller shall provide certificates of insurance evidencing compliance with this requirement.

        4. Performance of the Work. Seller shall perform the Work in accordance with specifications set forth in the Quotation.

        5. Inspection and Acceptance of the Rig and Work. Seller shall notify Purchaser promptly upon completion of the Work, and Purchaser shall inspect the Rig within three (3) business days after receipt of such notice. If the Rig and the Work are approved by Purchaser, Purchaser shall immediately issue and deliver to Seller an Acceptance Certificate in the form attached hereto as Exhibit "D". The Acceptance Certificate issued by Purchaser to Seller shall not be unreasonably withheld by the Purchaser.

        6. Delivery. The Seller shall deliver the Rig (including the Mast and Substructure) to the Purchaser on terms Ex Works, at Seller's rig up yard in Houston, Texas, on or before September 16, 2002 ("the Delivery Date") except as otherwise set forth herein. Contemporaneously with the delivery, rig up, testing of the Rig, and rig down, Seller shall provide Purchaser with a Bill of Sale for the Rig in the form attached hereto as Exhibit "E". The Rig shall be deemed to be delivered once it has been rigged up, tested, rigged down, and is accepted by the Purchaser pursuant to paragraph 4 herein. Acceptance of the Rig for purposes of delivery shall not be unreasonably withheld by the Purchaser.

        7. Title Representations. The Seller agrees to convey to the Purchaser, good and marketable title to the Mast, the Substructure and the Rig and related equipment, free and clear of all liens, debts, and encumbrances whatsoever. Prior to delivery of the Rig, Seller will provide Purchaser with evidence satisfactory to the Purchaser that all liens and encumbrances affecting the Rig have been properly released.

        8. Representations of the Seller. The Seller represents to the Purchaser the following:

  a.
  that it is a Texas corporation organized and existing under the laws of the State of Texas and authorized to do business in the State of Texas;

  b.
  that it has full power, authority and ability to perform all of the obligations of the Seller hereunder; and

  c.
  that the execution of this Agreement and all obligations hereunder have been duly authorized by all necessary legal action and shall constitute valid and binding obligations as to the Seller, enforceable in accordance with their terms, and further that the representative of the Seller executing this Agreement has full authority to bind the Seller, and that the joinder of no person or entity, other than those set out herein, will be necessary to create a binding obligation upon the Seller pursuant to this Agreement.

        9. Representations of the Purchaser. The Purchaser represents to the Seller the following:

  a.
  that it is a Texas limited partnership organized and existing under the laws of the State of Texas and authorized to do business in the State of Texas;

  b.
  that it has full power, authority and ability to perform all of the obligations of the Purchaser hereunder; and

  c.
  that the execution of this Agreement and all obligations hereunder have been duly authorized by all necessary legal action and shall constitute valid and binding obligations as to the Purchaser, enforceable in accordance with their terms, and further that the representative of the Purchaser executing this Agreement has full authority to bind the Purchaser, and that the joinder of no person or entity, other than those set out herein, will be necessary to create a binding obligation upon the Purchaser pursuant to this Agreement.

        10. Change Orders. Any change orders pertaining to scope of the Work or labor shall be charged at Seller's prevailing rates, or as otherwise agreed to by the parties in writing, and paid to Seller via wire transfer upon Purchaser's receipt of Seller's invoice for said charges. Any change orders must be mutually agreed to by both parties in writing and signed by Purchaser or its authorized representative prior to performance of the change order. Any approval of change orders shall not be unreasonably withheld. In addition, the Delivery Date shall be extended for all purposes, for each change order that creates additional time for performance of the Work, for the same period of time caused by any such change order ("Change Order Delay").

        11. Default of the Purchaser and Seller's Remedies. The Purchaser shall be deemed to be in default upon the occurrence of any one or more of the following events; provided, that the Seller has given Purchaser, written notice of such default and Purchaser has failed to cure: (i) within ten (10) calendar days of such notice, any default with respect to payment, as described in Article 10(a) herein; and (ii) within fifteen (15) working days of such notice, any default with respect to obligations or warranties described in Article 10(b), (c), and (d) herein:

  a.
  the Purchaser fails to make any payment as and when required pursuant to this Agreement or any other agreement pertaining to this transaction;

  b.
  the Purchaser fails to meet or comply with or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, or any other agreement pertaining to this transaction;

  c.
  any warranty or representation made by the Purchaser which is set forth in this Agreement and which is material to the performance of this Agreement, proves to be false in any material respect; or

  d.
  the dissolution or termination of the Purchaser's legal existence (except to the extent the business of Purchaser is continued by a successor entity), insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency law of, by, or against the Purchaser.

        In the event the Purchaser shall be deemed to be in default hereunder, the Seller may exercise any such right or remedy as Seller may have, at law or in equity, by reason of such default, including, but not limited to, suspension of performance, termination of this Agreement, cover as defined by the applicable Uniform Commercial Code, enforcement of specific performance, and recovery of reasonable attorney's fees incurred by the Seller in connection therewith.

        12. Default of the Seller and Purchaser's Remedies. The Seller shall be deemed to be in default upon the occurrence of any one or more of the following events: provided, that Purchaser has given Seller written notice of such default and Seller has failed to cure within fifteen (15) working days of such notice, any default with respect to obligations or warranties described in Article 11(a), (b), and (c) herein:

  a.
  the Seller fails to meet or comply with or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, or any other agreement pertaining to this transaction;

  b.
  any warranty, representation or statement made or furnished to the Purchaser by or on behalf of the Seller proves to be false in any material respect when made or furnished; or

  c.
  the dissolution or termination of the Seller's legal existence (except to the extent the business of Seller is continued by a successor entity), insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency law of, by, or against the Seller.

        In the event the Seller shall be deemed to be in default hereunder, following notice of default and the inability to cure such default, the Purchaser may exercise any such right or remedy as Purchaser may have, at law or in equity, by reason of such default, including, but not limited to, termination of this Agreement or enforcement of specific performance, and recovery of reasonable attorney's fees incurred by the Purchaser in connection therewith.

        13. Force Majeure. In the event that performance by either party of any of its obligations under the terms of this Agreement shall be interrupted by an act of God, by an act of war, riot, or a civil disturbance, by an act of state, by strikes, fire, flood, hurricane, or by the occurrence of any other event beyond the reasonable control of either party hereto, and which by the exercise of due diligence could not reasonably be prevented, such party shall be excused from such performance for an equal amount of time as such occurrence shall have existed. In the further event that, during any period of Force Majeure the Rig, any part of the Rig or related equipment is damaged or destroyed in Seller's yard, the Seller bears all related expenses pursuant to Article 18 of this Agreement. A party claiming an event of Force Majeure shall notify the other party in writing of such event and the anticipated duration of such event. The above notwithstanding, unless written consent of the Purchaser is obtained, the Delivery Date of the Rig shall not be extended beyond sixty (60) days from the Delivery Date, as a result of an event of Force Majeure.

        14. Permissible Delays. In addition to Force Majeure events described herein, delivery may be delayed for an equal amount of time caused by any such delay if (a) the Purchaser changes its specifications or time of delivery of the Rig or (b) Seller's inability to obtain materials or (c) any inspections or tests are required for certifications which are not included or contemplated in this Agreement or (d) there is a delay in Purchaser furnished equipment, if any, not caused in whole or in part by Seller (collectively "Permissible Delays" including "Rain Delays"). In addition, Seller shall have the time for any performance extended as a result of a Rain Delay, as hereinafter defined, for the same period of time caused by any such Rain Delay. A Rain Delay is defined for purposes of this Agreement, as a delay caused by weather conditions which render the Work unsafe, impracticable, or unperformable in the determination of the job superintendent and verified by the Purchaser. The Seller shall maintain a written log of the weather conditions which pertain to this issue and shall promptly provide the Purchaser with written notice of any Rain Delay. Acceptance of any delays defined as Permissible Delays, including but not limited to Rain Delays, or Force Majeure shall not be unreasonably withheld by the Purchaser. Notwithstanding anything herein to the contrary, all purchaser furnished equipment must be at Seller's facility no later than August 19, 2002.

        15. Warranty.

  a.
  the Seller represents and warrants the proper construction of all of the work performed hereunder. The Seller further warrants the merchantability, condition, and workmanship of the Rig and the fitness thereof for the purpose for which it is intended, and further that the Rig complies with the specifications set out in the Quotation.

  b.
  when new parts or components are purchased, the Seller shall pass on to the Purchaser and therefore agrees to assign any warranties that accrue to the Seller from any original manufacturer and further agrees to provide all assistance requested by the Purchaser to enforce such warranties. In addition, Seller also warrants such new parts for a period of one year from the date of Delivery. The warranty period for all other parts and components provided by the Seller which include, but are not limited to the items contained in the Quotation are warranted for a period of one year from the date of Delivery.

  c.
  the warranty period for all refurbished and remanufactured parts and components, if any, provided by the Seller are warranted for a period of one year from the date of Delivery.

  d.
  all general warranties as to workmanship and condition of the equipment provided by the Seller, as well as warranties of merchantability and fitness shall be for a period of one year from the date of Delivery.

  e.
  provided that Seller, replaces (or makes available a replacement part or component) any defective part, component, within a commercially reasonable period of time after Purchaser notifies Seller of a condition that does not comply with the warranties set forth herein, the Seller will not be liable for any special, incidental, consequential or indirect damages which arise as a result of the delay in the operation of the Rig, notwithstanding any provision to the contrary contained in this Agreement. However, in the event of a breach of the warranties set forth herein, Seller will pay all reasonable and necessary shipping and transportation costs incurred incident to any warranty claim.

  f.
  the improper use of or failure by Purchaser to properly maintain a part or component shall void the warranty obligations of Seller under this Section 15 as to such part or component (but only to the extent that such improper use or maintenance damages the part or component).

        16. Indemnity by the Seller. The Seller agrees to indemnify and hold the Purchaser, and the property of Purchaser, including, but not limited to the Rig and its related equipment, free and harmless from any and all claims, charges, liens, mortgages, lis pendens, attachments, security interests, causes of action, judgments, or any other encumbrances, with respect to and resulting from (i) any breach of this Agreement (including any breach of any warranty) by the Seller, (ii) any damage to the Mast and the Substructure occurring after title to the same have passed to the Purchaser, and, (ii) any liability of Seller.

        17. Insurance. The Seller shall keep the Rig and equipment, except Purchaser supplied equipment, if any, insured for all risks customary for this type of Rig, including liability coverage, from the date of execution of this Agreement until Delivery. Purchaser shall be named as a named insured on such policies, as its interests may appear. The Seller shall provide Purchaser with proof of insurance and all renewals thereof.

        18. Notices. For purposes of this Agreement and notices required hereunder, Purchaser shall be required to designate a local on site representative. All notices required or permitted hereunder shall be given and received if personally delivered to each parties designated on site representative or if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

  a.
  Drilling Structures International, Inc.
  Mr. Phillip Rivera, President
  18874 Hardy Road
  Houston, Texas 77073-3504

  b.
  Pioneer Drilling Services, Ltd.
  Mr. Wm. Stacy Locke, President
  9310 Broadway, Building 1
  San Antonio, Texas 78217

        19. Miscellaneous.

  a.
  All obligations hereunder shall be performed in Harris County, Texas;

  b.
  this Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Texas;

  c.
  regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to this Agreement;

  d.
  this Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the sale and purchase of the Rig and may be amended or supplemented only by instrument in writing executed by both parties.

  e.
  this Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors and assigns;

  f.
  if any one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document, and other provisions and the entirety of this Agreement shall remain in full force and effect unless the removal of the invalid, illegal or unenforceable provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be terminated;

  g.
  this Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement;

  h.
  the failure or delay of either party in the enforcement of its rights set out in this Agreement shall not constitute a waiver of the rights nor shall it be considered as a basis for estoppel either at law or in equity; and

  i.
  time is of the essence of this Agreement.

  (SIGNATURE PAGE FOLLOWS)

EXECUTED THE 25th day of June, 2002

SELLER

DRILLING STRUCTURES INTERNATIONAL, INC
a Texas corporation

By:	Phillip Rivera, President
PURCHASER
PIONEER DRILLING SERVICES, LTD. a Texas Limited Partnership
By:	PDC Mgmt. Co., its Sole General Partner
By:	Wm. Stacy Locke, President

EXHIBIT "A"

QUOTATION

(ATTACHED)

EXHIBIT "B"

BILL OF SALE

        DRILLING STRUCTURES INTERNATIONAL, INC. ("Seller"), in consideration of the sum of Ten Dollars ($10.00), and good and valuable consideration in hand paid to Seller by PIONEER DRILLING SERVICES, LTD., ("Purchaser"), the receipt of which is hereby acknowledged, has BARGAINED, SOLD, and DELIVERED and by these presents does BARGAIN, SELL, and DELIVER unto Purchaser the Mast (as such term is defined in the Purchase and Sale Agreement between the parties), together with all parts and equipment thereunto appertaining, all hereinafter being called the "Mast".

        SELLER WARRANTS THE MERCHANTABILITY, CONDITION AND WORKMANSHIP OF THE MAST AND THE FITNESS THEREOF FOR THE PARTICULAR USE AND PURPOSE FOR WHICH IT WAS DESIGNED AND PURCHASER ACCEPTS DELIVERY OF THE MAST AT ITS PRESENT LOCATION SUBJECT TO SAID WARRANTY.

        TO HAVE AND TO HOLD unto Purchaser, its successors and assigns, forever; and Seller does hereby covenant that Seller is the sole owner of the Mast sold and conveyed hereby, free and clear of all liens and encumbrances; that Seller has the right and authority to sell and convey the same; that all necessary approvals for the sale and conveyance thereof have been obtained; and that Seller does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mast unto Purchaser, it successors and assigns, against the just and lawful claims and demands of all persons whatsoever.

WITNESS the execution hereof this    day of                        , 2002.

Drilling Structures International, Inc.

By:	Phillip Rivera, President

EXHIBIT "C"

BILL OF SALE

        DRILLING STRUCTURES INTERNATIONAL, INC. ("Seller"), in consideration of the sum of Ten Dollars ($10.00), and good and valuable consideration in hand paid to Seller by PIONEER DRILLING SERVICES, LTD., ("Purchaser"), the receipt of which is hereby acknowledged, has BARGAINED, SOLD, and DELIVERED and by these presents does BARGAIN, SELL, and DELIVER unto Purchaser the Substructure (as such term is defined in the Purchase and Sale Agreement between the parties), together with all parts and equipment thereunto appertaining, all hereinafter being called the "Substructure".

        SELLER WARRANTS THE MERCHANTABILITY, CONDITION AND WORKMANSHIP OF THE SUBSTRUCTURE AND THE FITNESS THEREOF FOR THE PARTICULAR USE AND PURPOSE FOR WHICH IT WAS DESIGNED AND PURCHASER ACCEPTS DELIVERY OF THE SUBSTRUCTURE AT ITS PRESENT LOCATION SUBJECT TO SAID WARRANTY.

        TO HAVE AND TO HOLD unto Purchaser, its successors and assigns, forever; and Seller does hereby covenant that Seller is the sole owner of the Substructure sold and conveyed hereby, free and clear of all liens and encumbrances; that Seller has the right and authority to sell and convey the same; that all necessary approvals for the sale and conveyance thereof have been obtained; and that Seller does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Substructure unto Purchaser, it successors and assigns, against the just and lawful claims and demands of all persons whatsoever.

WITNESS the execution hereof this    day of                        , 2002.

Drilling Structures International, Inc.

By:	Phillip Rivera, President

EXHIBIT "D"

BILL OF SALE

        DRILLING STRUCTURES INTERNATIONAL, INC. ("Seller"), in consideration of the sum of Ten Dollars ($10.00), and good and valuable consideration in hand paid to Seller by PIONEER DRILLING SERVICES, LTD., ("Purchaser"), the receipt of which is hereby acknowledged, has BARGAINED, SOLD, and DELIVERED and by these presents does BARGAIN, SELL, and DELIVER unto Purchaser that certain Oilwell 840E, 1500 HP Diesel Electric Rig, known as PIONEER RIG 26 and all associated equipment described in the attached Exhibit "A", together with all parts and equipment thereunto appertaining, all hereinafter being called the "RIG".

        SELLER WARRANTS THE MERCHANTABILITY, CONDITION AND WORKMANSHIP OF THE RIG AND THE FITNESS THEREOF FOR THE PARTICULAR USE AND PURPOSE FOR WHICH IT WAS DESIGNED AND PURCHASER ACCEPTS DELIVERY OF THE RIG AND THE EQUIPMENT AT ITS PRESENT LOCATION SUBJECT TO SAID WARRANTY.

        TO HAVE AND TO HOLD unto Purchaser, its successors and assigns, forever; and Seller does hereby covenant that Seller is the sole owner of the RIG and equipment sold and conveyed hereby, free and clear of all liens and encumbrances; that Seller has the right and authority to sell and convey the same; that all necessary approvals for the sale and conveyance thereof have been obtained; and that Seller does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the RIG and the equipment unto Purchaser, it successors and assigns, against the just and lawful claims and demands of all persons whatsoever.

WITNESS the execution hereof this    day of                        , 2002.

Drilling Structures International, Inc.

By:	Phillip Rivera, President

EXHIBIT "E"

RIG ACCEPTANCE CERTIFICATE

DATE:

LOCATION:	18874 Hardy Road Houston, Texas 77073 USA

RIG DESCRIPTION: Oilwell 840E, 1500 HP Diesel Electric Rig—Pioneer Rig 26

This certifies that the above described Rig has been rigged up and tested in conformity with the original Quotation No. 020565 from Drilling Structures International, Inc. to Pioneer Drilling Services, Ltd. dated May 4th, 2002.

ACCEPTED:

PIONEER DRILLING SERVICES, LTD.
a Texas Limited Partnership

By:        PDC Mgmt. Co., Its Sole General Partner

By:
Name:	Wm. Stacy Locke, President

QuickLinks

  Exhibit 10.16
PURCHASE AND SALE AGREEMENT
EXHIBIT "A" QUOTATION (ATTACHED)
EXHIBIT "B"
EXHIBIT "C"
EXHIBIT "D"
EXHIBIT "E" RIG ACCEPTANCE CERTIFICATE